EXHIBIT 12.1


                        PIEDMONT MANAGEMENT COMPANY INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES

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                                             FOR THE SIX
                                                MONTHS                       FOR THE YEAR ENDED
                                            ENDED JUNE 30,                      DECEMBER 31,
                                           ----------------   ------------------------------------------------
                                            1995     1994      1994      1993       1992       1991      1990
                                           ------   -------   -------   -------   --------    -------   ------
                                                                 (DOLLARS IN THOUSANDS)
EARNINGS BEFORE FIXED CHARGES:
  Income (loss) from continuing
    operations before undistributed
    income (loss) of investees and income
    taxes................................  $4,968   $(5,895)  $(5,947)  $13,774   $(14,582)   $(2,712)  $2,870
  Interest and debt expense..............     973       210       437       474        665      1,196    1,607
  Interest portion of rental expense.....     365       365       730       743        779        733      707
                                           ------   -------   -------   -------   --------    -------   ------
  Earnings before fixed charges..........  $6,306   $(5,320)  $(4,780)  $14,991   $(13,138)   $  (783)  $5,184
                                           ------   -------   -------   -------   --------    -------   ------
                                           ------   -------   -------   -------   --------    -------   ------
FIXED CHARGES:
  Interest and debt expense..............     973       210       437       474        665      1,196    1,607
  Interest portion of rental expense.....     365       365       730       743        779        733      707
                                           ------   -------   -------   -------   --------    -------   ------
  Fixed charges..........................  $1,338   $   575   $ 1,167   $ 1,217   $  1,444    $ 1,929   $2,314
                                           ------   -------   -------   -------   --------    -------   ------
                                           ------   -------   -------   -------   --------    -------   ------
  Ratio of earnings to fixed charges.....    4.71x    --        --        12.32x     --         --        2.24x
                                           ------   -------   -------   -------   --------    -------   ------
                                           ------   -------   -------   -------   --------    -------   ------
  Deficiency in earnings available to
    cover fixed charges..................    --     $(5,895)  $(5,947)    --      $(14,582)   $(2,712)    --
                                           ------   -------   -------   -------   --------    -------   ------
                                           ------   -------   -------   -------   --------    -------   ------
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